UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 13, 2005

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership of Subsidiary.

On October 13, 2005, Mesaba Aviation, Inc. (“Mesaba”), a wholly owned subsidiary of MAIR Holdings, Inc. (“MAIR”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the District of Minnesota (the “Bankruptcy Court”) (Case No. 05-39258 (GFK)).  In accordance with the provisions of the Bankruptcy Code, Mesaba will continue to operate its business as a debtor-in-possession.  On October 13, 2005, Mesaba issued a press release relating to its voluntary petition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additionally, pursuant to Mesaba’s request for debtor-in possession financing, MAIR has provided a commitment letter and term sheet to Mesaba for such financing.  The total commitment amount under the commitment letter and term sheet is for $35 million of secured debtor-in-possession financing, of which $15 million would be available subject to usual and customary conditions to funding.  The incremental $20 million would be available upon the satisfaction of certain additional conditions, including Mesaba’s delivery of an acceptable five-year business plan by January 31, 2006.  The commitment letter, term sheet and the financing to be provided thereunder are subject to approval by the Bankruptcy Court.  MAIR has engaged the law firm of Haynes and Boone, LLP to advise MAIR regarding Mesaba’s bankruptcy.

Item 9.01.  Financial Statements and Exhibits

(c)    Exhibits.

99.1     Press Release dated October 13, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2005	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel

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